                                                                   EXHIBIT 10.22

                               SUBLEASE AGREEMENT

     SUBLEASE AGREEMENT ('Sublease'), made as of January 27, 1998 by and between WITCO CORPORATION, a Delaware corporation ('Sublandord') having an address at One American Lane, Greenwich, Connecticut 06831-2559, and PROGENICS PHARMACEUTICALS, INC., a Delaware corporation ('Subtenant') having an address at 777 Old Saw Mill Rover Road, Tarrytown, New York 10591.


                                R E C I T A L S:

     A. Keren Limited Partnership, a Delaware limited partnership ('Prime Landlord') and Sublandlord have entered into a Lease, dated as of December 8, 1997 (the 'Prime Lease'), covering certain premises more fully described therein (collectively, the 'Premises'), in, among others, the buildings known as Building 769 or The Silicones Building (the 'Silicones Building'), the 771 Building (the '771 Building'), the Autoclave Building (the 'Autoclave Building'), and the Annex Building (the 'Annex Building'), each located along Old Saw Mill River, in that complex known as The Landmark at Eastview (the 'Complex'), partly in the Town of Greenburgh and partly in the Town of Mount Pleasant, in the County of Westchester and State of New York.

     B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion (the 'Sublease Premises') of the Premises leased by Sublandlord under the Prime Lease, and constituting a total of approximately 22,651 rentable square feet of office and laboratory space, located on portions of the third and fourth floors of the Silicones Building, plus a total of approximately 1,216 rentable square feet of storage space located on the third floor of the Silicones Building, all as outlined on the attached Exhibit A.

                               A G R E E M E N T:

     In consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Demise. Subject to obtaining the requisite consents, if any, of Prime Landlord and Prime Landlord's mortgagee(s), Sublandlord hereby leases to Subtenant, and Subtenant hereby hires and takes from Sublandord, the Sublease Premises.


2. Term: Extension Right; Recapture/Cancellation Right.

     2.1. The term ('Term') of this Sublease (i) shall commence on the date (the 'Commencement Date') which is the later of (a) February 1, 1998; and (b) the earliest applicable commencement date of the Prime Lease occurs; and (c), the earliest date on which Subtenant's current lease extension with Prime Landlord for space at the Complex effectively terminates (which termination Subtenant and Sublandlord agree to pursue diligently and in good faith with Prime Landlord, and which termination shall, in any event, be deemed to have occurred, for purposes of this Sublease, no later than the April 30, 1998 expiration of such extension, regardless of whether or not such termination has actually occurred), and (ii) shall expire on December 31, 1999 (the 'Expiration Date'), unless sooner terminated pursuant to the terms and conditions of this Sublease or pursuant to law, or unless otherwise extended pursuant to Section 2.2 hereto. The Term shall include any Additional Term(s) (as hereinafter defined) to the extent duly exercised by Subtenant. Subtenant agrees to promptly execute and deliver to Sublandlord any reasonable Commencement Date Agreement prepared by Sublandlord, provided same accurately fixes such Commencement Date in accordance with the foregoing.


     2.2. Subtenant shall have the option to extend the Term for up to three (3) additional period(s) (each individually, an 'Additional Term') of one (1) year each, the first Additional Term, if exercised, commencing on January 1, 2000, the second Additional Term, if exercised, commencing on January 1, 2001, and the third Additional Term, if exercised, commencing on January 1, 2002, subject, however, to the following conditions:

     (i) Subtenant shall give notice ('Extension Notice') to Sublandlord of its election to extend the Term at least eight (8) months prior to the start of the applicable Additional Term, with respect to which notification, time is of the essence;

     (ii) Sublandlord shall not have given notice ('Recapture Notice') to Subtenant within thirty (30) days after receiving Subtenant's Extension Notice, with respect to which notification, time is of the essence, stating that Sublandlord elects, at Sublandlord's sole option to take back the Sublease Premises and have this Sublease terminate and expire at the end of the Term (Sublandlord hereby acknowledging that Sublandlord's right to exercise such recapture/termination and give such Recapture Notice shall only apply to the second Additional Term and third Additional Term, respectively); and


     (iii) this Sublease shall be in full force and effect and Subtenant shall not be in default of any of the terms, covenants and conditions of this Sublease at the date of the Extension Notice or upon the commencement of the applicable Additional Term.


     2.3. In the event Subtenant shall have elected to extend for the Additional Term in accordance with Section 2.2 (and Sublandlord shall not have given its

Recapture Notice), all then applicable terms, covenants and conditions of this Sublease shall apply to the Additional Term except that Subtenant shall have no further option to extend the Term beyond the three (3) successive Additional Terms specified above.

3. Fixed Rent. Subtenant shall pay to Sublandlord for each year during the Term annual fixed minimum rent as provided below ('Fixed Rent'):

     3.1. Commencing on the Commencement Date and continuing thereafter throughout the Term, Subtenant shall pay to Sublandlord Fixed Rent at the rate of THREE HUNDRED EIGHTY SIX THOUSAND THREE HUNDRED NINETY SIX DOLLARS AND 50/100 ($386,396.50) per year (or THIRTY TWO THOUSAND ONE HUNDRED NINETY NINE AND 71/100 DOLLARS ($32,199.71) per month).

     3.2. Fixed Rent shall be payable without demand, abatement, offset, counterclaim, or set off, in equal monthly installments on the first day of each and every calendar month during the Term from and after the Commencement Date except that Fixed Rent for the month in which the Commencement Date occurs shall be pro-rated on a per diem basis if the Commencement Date is not the first day of such month and Fixed Rent for the last month of the Term shall be likewise pro-rated if the Expiration Date is not the last day of a month. Notwithstanding the foregoing sentence, Subtenant shall pay $32,199.71 to Sublandlord upon execution of this Sublease, which sum shall be credited against the first monthly installment(s) of Fixed Rent due hereunder.

3.3. In addition to the Fixed Rent herein described, Subtenant shall pay all Escalation Rent (as such term is defined in Article 4 hereof) under and in accordance with the provisions of this Sublease, appropriately pro-rated if any of the foregoing relates to a period subsequent to the Expiration Date or prior to the Commencement Date.

4. Additional Rent.

     4.1. For the period from the Commencement Date through and including December 31, 1999, Subtenant shall pay Sublandlord, without demand, abatement, offset, counterclaim or setoff, in equal monthly installments on the first day of each calendar month, 'Pass-through Rent' at the rate of TWO HUNDRED SIXTY TWO THOUSAND EIGHT HUNDRED SIXTY SEVEN DOLLARS ($262,867.00) per year or TWENTY ONE THOUSAND NINE HUNDRED FIVE DOLLARS AND 58/100 ($21,905.58)) per month. Thereafter, for each Operating Year (as hereinafter defined), or a portion thereof, all or a portion of which occurs after December 31, 1999, Subtenant shall pay, as Escalation Rent, within the applicable time periods set forth for the relevant additional rent and escalation rent payments in the Prime Lease, an amount equal to Subtenant's Proportionate Share (as hereinafter defined) of all of the additional and escalation rents as are required to be paid by Sublandlord, as Tenant, with respect to such Operating Year, under each and every one of the provisions of the Prime Lease, including, without limitation, Articles 4 and 5 of the Prime Lease (such amount(s) as Sublandlord is required to pay to Prime Landlord under the Prime Lease being hereinafter referred to as 'Additional Rent(s)' and Subtenant's Proportionate Share of Additional Rent(s), or any other charge(s) required to be paid by Subtenant hereunder, except Fixed Rent, being hereinafter referred to as 'Escalation Rent(s)'), it being the intention and agreement of the parties hereto that Sublandlord's payment obligation with respect to the same shall pass to Subtenant, and Subtenant shall be obligated to pay to Sublandlord so much of all of the Additional Rent and charges required to be paid under the Prime Lease as is equivalent to Subtenant's Proportionate Share thereof, except that Subtenant shall not be obligated to pay any portion of any Additional Rent or charges arising out of special services furnished by Prime Landlord directly to Sublandlord but not to Subtenant or arising out of any default by Sublandlord under the Prime Lease not caused by a default by Subtenant (or by any parties holding by or under Subtenant) hereunder.

     4.2. From and after January 1, 2000, Sublandlord shall furnish to Subtenant, on a monthly basis or otherwise during each Operating Year, a written statement, based upon a comparable statement received by Sublandlord from Prime Landlord (together with a copy of such Prime Landlord's statement, with any non-relevant items, which Sublandlord determines to be confidential, redacted) setting forth Sublandlord's determination of the Escalation Rents for that month (any one or more of which Sublandlord-issued statements being hereinafter called the 'Operating Statement(s)'), which Operating Statements shall constitute a final determination as between Sublandlord and Subtenant of Escalation Rent for the period represented thereby, except that if Sublandlord receives a refund from Prime Landlord, or there shall be a deficiency in the payment of Additional Rent pursuant to the provisions of the Prime Lease, in the case of a refund, Sublandlord shall pay to Subtenant an amount equal to the amount which represents Subtenant's Proportionate Share of such refund for any period for which Subtenant has paid Escalation Rent (including any interest on such sum received by Sublandlord pursuant to the Prime Lease), and in the case of a deficiency, Subtenant shall pay to Sublandlord, on demand, an amount equal to the amount which represents Subtenant's Proportionate Share of such deficiency. Sublandlord agrees, upon the request of Subtenant, to furnish to Subtenant a copy of the statement from Prime Landord upon which any Operating Statement was based, provided Sublandlord may delete therefrom any information which is not relevant to the determination of the amount of Escalation Rents payable hereunder.

     4.3. Sublandlord's failure during the Term to prepare and/or deliver, or any error made by Sublandlord in the preparation of, any Operating Statements or bills, or Sublandlord's failure to make a demand, under this Article 4 or any other provision of this Sublease, shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any portion of Escalation Rent which may have become due. Subtenant's liability for the amounts due under this Sublease shall survive the expiration or sooner termination of this Sublease.

     4.4. In no event shall any adjustment of the payments made or to be made on account of the Escalation Rent result in a decrease in Fixed Rent, it being agreed that the payment of Escalation Rent pursuant to this Article is an obligation supplemental to the obligation to pay Fixed Rent hereunder.

     4.5. For the purposes of determining Escalation Rents, the following terms shall have the definitions set forth below:

     (1) "Operating Year" shall mean the calendar year 2000 and each calendar year or portion thereof following thereafter during the Term.

     (ii) "Subtenant's Proportionate Share" shall mean 13.07% of Sublandlord's share attributable to the Premises. Subtenant's Proportionate Share is based upon an agreed aggregate rentable area of 23,897 square feet for the Sublease Premises and an agreed rentable area (for purposes of Sublandlord's Tax payments and Operating Expense payments under the Prime Lease) of 182,829 square feet for the Premises. Subtenant's Proportionate Share shall be subject to equitable and proportional change to the extent Sublandlord's rentable area of the Premises changes during the Term (due to, by way of example and not by way of limitation, casualty or condemnation losses or expansions or relocations pursuant to the terms of the Prime Lease.)

     4.6. Notwithstanding anything to the contrary contained in this Article 4, Subtenant, on demand of Sublandlord, shall pay any out-of-pocket costs or charges, incurred by Sublandlord in connection with, any special or unusual requirements relating to Subtenant's occupancy of the Sublease Premises and/or the providing of services with respect thereto, whether same arise as a result of Subtenant's fit-up or alterations, Subtenant's increased or unusual occupancy requirements, Subtenant's negligence or misconduct or other cause, event or circumstance brought about by the use, actions or omissions of Subtenant or Subtenant's agents, employees, contractors, licensees or invitees.

     4.7. Notwithstanding anything to the contrary set forth in this Article 4, if any time of Additional Rent is payable under the Prime Lease in fewer days after notice, demand or receipt of a bill therefor than the period provided herein following Sublandlord's notice, then in such event the lesser number of days of notice shall be deemed applicable hereto and controlling.

     4.8. With respect to electricity and other utilities allocable to the Sublease Premises, charges for such items through and including December 31, 1999 are included in Subtenant's Pass-Through Rent referred to in Section 4.1 hereof. From and after January 1, 2000, however, Subtenant shall pay Sublandlord monthly, in advance, as Escalation Rent, 100% of any and all electricity charges and utilities costs payable by Sublandlord under the Prime Lease with regard to the Sublease Premises.

5. Rental. All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Fixed Rent, Pass-Through Rent and Escalation Rent, (collectively, 'Rental'), shall constitute rent under this Sublease and, in the event of Subtenant's failure to pay any item of Rental when due, Sublandlord shall have all of the rights and remedies provided for herein or by law in the case of nonpayment of rent. Subtenant's obligation to pay Rental shall survive the expiration or earlier termination of this Sublease.

6. Late Charges. Consistent with Section 1.08 of the Prime Lease, if Subtenant shall fail to pay any installment of Fixed Rent, Escalation Rent or any other Rental for more than five (5) days after the same is due and payable hereunder, Subtenant shall pay to Sublandlord, in addition to the sum not timely paid, a late charge equal to five percent (5%) of the amount of such late payment and, in addition, interest on such late installment at the "Lease Interest Rate" (as such term is defined in Section 1.08 of the Prime Lease. Such payments shall be made without prejudice to any of Sublandlord's rights and remedies hereunder or at law or in equity for nonpayment or late payment of Rental, and shall be in addition thereto.

7. Incorporation of, and Subordination to, Terms of Prime Lease.

     7.1. All of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Prime Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and as if the Sublease Premises being sublet hereby were the "Premises", as such term is defined in the Prime Lease and as if the Escalation Rent payable hereunder were the Additional Rent payable under the Prime Lease), constitute the terms of this Sublease except to the extent they do not relate to the Sublease Premises or are inapplicable or inappropriate or inconsistent with, or modified by Article 14 hereof or any other provision of this Sublease.

     7.2. This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease, Sublandlord represents that a true and complete copy of the Prime Lease has previously been furnished by Sublandlord to Subtenant, after deletion of certain financial terms, and Subtenant acknowledges that it has received and reviewed the same. Subtenant agrees that in the event of a termination, re-entry or dispossess by Prime Landlord under the terms of the Prime Lease, Prime Landlord, at its option, may take over all of the right, title and interest of Sublandlord as Sublandlord hereunder and, in such event, Subtenant shall attorn to Prime Landlord pursuant to the then executory provisions of this Sublease, except that Prime Landlord shall not (i) be liable for any previous act, omission or negligence of Sublandlord, (ii) be subject to any counterclaim defense or offset not expressly provided in this Sublease which theretofore accrued to Subtenant against Sublandlord, (iii) be bound by any previous modification or amendment of this Sublease or by any previous prepayment of more than one month's Fixed Rent, Escalation Rent, or any other Rental unless such modification or prepayment shall have been approved in writing by Prime Landlord, or (iv) be obligated to perform any work in the Sublease Premises or the Building or to prepare them for occupancy beyond Prime Landlord's obligations under the Prime Lease. Subtenant agrees to promptly execute and deliver to Prime Landlord any instruments Prime Landlord may reasonably request to evidence and confirm such attornment.

     7.3. Notwithstanding anything to the contrary contained in the Prime Lease, this Sublease is in all respects subject and subordinate to all of the provisions of the Prime Lease and to all matters to which the Prime Lease is or shall be subject and subordinate (hereinafter collectively referred to as "Superior Mortgages"). This Article shall be self-operative and no further instrument of subordinations shall be required by any party. In confirmation of such subordination, Subtenant shall execute promptly any certificate that Sublandlord or Prime Landlord may reasonably request. Provided Subtenant is not in breach of its obligations under this Sublease, Sublandlord agrees to request a non-disturbance agreement protecting Subtenant's subtenancy hereunder from the holder of any Superior Mortgage granting to Sublandlord a non-disturbance agreement, but Sublandlord shall in no way be liable (nor shall Subtenant's obligations herein be affected) by any refusal or failure by such holder to grant Subtenant any such non-disturbance agreement.

8. Subtenant's Obligations. Except as otherwise specifically provided herein, all acts and obligations to be performed and all of the terms, provisions, covenants, stipulations, rights, obligations, remedies, agreements and conditions be observed by, and inuring to the benefit of, Sublandlord as Tenant under the Prime Lease with respect to the Premises shall be performed and observed by, and shall inure to the benefit of, Subtenant but solely to the extent each of same relates Subtenant's occupancy or its use and enjoyment of the Sublease Premises, and Subtenant's obligations shall run to Sublandlord or Prime Landlord, as Sublandlord may reasonably determine to be appropriate or required by the respective interests of Sublandlord and Prime Landlord. Subtenant hereby agrees to idemnify, defend and hold Sublandlord harmless from and against, all claims, damages, costs, expenses and liabilities (including, but not limited to, reasonable attorney's fees and disbursements) relating to the Sublease Premises, pursuant to (and in accordance with the terms of) Sublandlord's indemnity of Prime Landlord contained in Section 20.03 of the Prime Lease, said Section 20.03 being incorporated herein by reference and being applicable from Subtenant to (and for the benefit of) Sublandlord. In furtherance of the foregoing, Subtenant shall not (i) do or permit to be done anything prohibited under the Prime Lease or the Superior Mortgages, (ii) take any action or do or permit to be done anything which would result in any additional cost or expense or other liability being incurred by Sublandlord under the provisions of the Prime Lease, or (iii) do or permit to be done by Subtenant's contractors, agents, employees, invitees, guests or licensees or any other person or entity, anything which would cause Sublandlord, as Tenant under the Prime Lease, to be in default thereunder. Subtenant's obligations under this Article shall survive the expiration or earlier termination of this Sublease. In the event that any term or condition of this Sublease confers any rights which, if exercised hereunder, would constitute a default under or breach of the Prime Lease or any Superior Mortgages, this Sublease shall be deemed amended to comply or be consistent with the Prime Lease or any such Superior Mortgages, or both. Subtenant shall not take or suffer any action in connection with its use and enjoyment of the Sublease Premises which would constitute a default under, or be a violation of, the Prime Lease or any Superior Mortgages, or both.

9. Sublandlord's Obligations. Subtenant agrees that, notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, Sublandlord is not hereby assuming any responsiblity or obligation in connection with, or for any of the representations made by, Prime Landlord under the Prime Lease, nor shall Sublandlord be required to provide any of the services or make any of the alterations, installations, repairs or restorations or take any other actions that Prime Landlord has agreed to provide, to make, to take or to cause to be provided or made or taken under the provisions of the Prime Lease and Subtenant shall rely upon, and look solely to Prime Landlord for the provisions or making thereof. If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, Subtenant shall not have the right to proceed in Sublandlord's name to enforce Prime Landlord's obligations, provided, however, that if Prime Landlord shall have defaulted in the performance of any obligation under the Prime Lease, which default materially adversely affects the Sublease Premises, Subtenant's use thereof, or the services required to be provided to the Sublease Premises under this Sublease, then, provided Subtenant is in compliance with its obligations hereunder, Sublandlord agrees, upon the reasonable request of Subtenant and at Subtenant's sole cost and expense, to make, demand or institute any proceeding or action appropriate under the Prime Lease for the enforcement or performance of said obligation. If requested by Sublandlord, and as a condition to Sublandlord making, demanding, instituting or continuing any proceeding or action contemplated by the prior sentence, Subtenant shall provide a cash deposit or other assurances reasonably satisfactory to Sublandlord for the payment of the costs and expenses anticipated by Sublandlord in connection with such dispute, including, without limitation, resonable attorney's fees. If such proceedings or action shall also seek enforcement or performance of obligations for the benefit of portions of the Premises other than the Sublease Premises, Sublandlord shall pay Sublandlord's equitable share of the cost and expense of such proceeding or action, including, without limitation, reasonable attorney's fees.

10. Default by Subtenant. If Subtenant shall be in default of any convenant, term or condition of this Sublease which causes a default under any of the provisions of the Prime Lease (any of the foregoing being a "Default"), Sublandlord, on giving the notice required under the Prime Lease and subject to the right, if any, of Subtenant to cure any such default as may be provided to Sublandlord in the Prime Lease and as incorporated herein by reference, shall have available to it all of the rights and/or remedies available to Prime Landlord under the Prime Lease as if Sublandlord had caused the corresponding default or failure to occur under the Prime Lease (collectively, the "Basic Remedies"). In the event there occurs any other default under this Sublease which does not cause a Default, and if (i) with respect to a non-monetary default, Subtenant fails to cure such default within ten (10) days after Sublandlord's notice to Subtenant (or if such default is remediable but not reasonably capable of being remedied within such ten (10) day period, Subtenant has failed to commence remedy within such ten (10) day period, or, if so commenced has failed to diligently prosecute such remedy to completion within a reasonable period (not to exceed (45) days after expiration of such ten day period), or (ii) Subtenant fails to cure such default with five (5) days after Sublandlord's notice to Subtenant with respect to the failure to make payment of any item of Rental, Sublandlord may pursue any of the Basic Remedies. The Basic Remedies shall be in addition to all other rights and/or remedies available to Sublandlord at law or in equity.

11. Quiet Enjoyment. As long as Subtenant is not in default under any of the terms of this Sublease beyond any applicable grace period and performs and observes all of the obligations, terms and conditions herein contained and contained in the Prime Lease as herein incorporated, Subtenant shall peaceably and quietly have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and the Prime Lease.

12. Alterations. Subject to the provisions of Articles 14, 17 and 22 hereof, Sublandlord hereby confers upon Subtenant all of the rights, privileges, obligations and restrictions of Sublandlord, as Tenant under the Prime Lease, with respect to alterations, additions or improvements in or to the Sublease Premises performed subsequent to Sublandlord's initial fit-up, provided that such alterations, additions and improvements shall be subject to the prior written approval of Prime Landlord, if required by the Prime Lease, and of Sublandlord, in each instance.

13. Destruction, Fire and Other Casualty; Condemnation. Notwithstanding anything to the contrary contained in this Sublease or the provisions of the Prime Lease incorporated herein by reference:

     13.1. If the Sublease Premises shall be damaged or destroyed in whole or in part as a result of any fire or other casualty, Subtenant shall have no right to terminate or otherwise cause the Term to expire or be forfeited except to the extent Sublandlord has an express right (and Sublandlord exercises such right) to terminate the Prime Lease;

     13.2. If the whole or a part of the Sublease Premises shall be condemned or taken in any manner for any public or quasi-public use, Subtenant shall have no right to terminate this Sublease or otherwise cause the Term to expire or be forfeited, except to the extent Sublandlord has an express right (and Sublandlord exercises such right) to terminate the Prime Lease;

     13.3. If Sublandlord shall receive an abatement of Fixed Rent and/or Additional Rent pursuant to the provisions of the Prime Lease as a result of damage or destruction to the Sublease Premises, or a condemnation of the Sublease Premises, or with respect to services to be furnished to the Sublease Premises, Subtenant shall be entitled to receive a corresponding abatement of Fixed Rent and/or Escalation Rent, as the case may be (provided Subtenant is in compliance with its obligations under this Sublease); and

     13.4. Sublandlord shall have no obligation to make repairs or restore the Sublease Premises and Subtenant shall be entitled only to such repairs or restoration of the Sublease Premises as may be provided by Prime Landlord under the Prime Lease.

14. Modification of the Prime Lease. For the purposes of this Sublease, the terms of the Prime Lease which are incorporated by reference are incorporated subject to the following modifications:

     14.1. In all provisions of the Prime Lease requiring the approval or consent of the "Landlord",Subtenant shall be required to obtain the approval or consent of Sublandlord and Prime Landlord. In all provisions of the Prime Lease requiring that notice be given to the "Landlord", Subtenant shall be required to give notice to Prime Landlord and Sublandlord;

     14.2. The following provisions of the Prime Lease do not apply, are deemed to be deleted from the Prime Lease and shall be of no force and effect with respect to this Sublease: Sections 3.04 (Allowance); 3.05 (Elevator Work and Allowance); 3.07 (Benches and Hoods); 3.08 (Arbitration; Fit-Up); 5.05 (Audit and Arbitration); 8.16 (Assignment/Subletting Profits); 9.02 (Compliance Contests); 12.05 (Certain Alterations); 18.12 (Restricting Access); 20.04 (Indemnity); Article 30 (Brokerage); Article 31 (Notices); Article 35 (Parking); Sections 36.02 and 36.03; Second Sentence of Section 37.01 (Exterior Signage);
Section 37.02 (Tenant's Directory); Section 41.01(b) (Representations); Article 42 (Options); Article 43 (Communications Dish); and Article 44 (Cabling).

     14.3. Any reference to the term "Landlord" in Article 10 of the Prime Lease in connection with insurnace coverage is hereby modified to mean Sublandlord and Prime Landlord.

15. Termination of Prime Lease. If for any reason whatsoever other than due to Sublandlord's default under the Prime Lease (excluding any such default caused by Subtenant), the term of the Prime Lease is terminated prior to the Expiration Date, then this Sublease shall thereupon automatically be terminated, as if the Expiration Date were one day prior to the date of termination under the Prime Lease, and Sublandlord shall not be liable to Subtenant by reason thereof. Upon such termination of this Sublease, Sublandlord shall return to Subtenant that portion of the Fixed Rent and Escalation Rent which has been paid in advance by Subtenant hereunder, if any, prorated as of the date of such termination. Sublandlord reserves the right to transfer and assign its interest in and to this Sublease.

16. Liability of Sublandlord. Subtenant shall look only to Sublandlord's estate and interest in the Sublease Premises for the satisfaction of Subtenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord under this Sublease, and no other property or other assets of Sublandlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use and occupancy of the Sublease Premises. However, nothing contained in this Article shall be construed to permit Subtenant to offset against any Rental due hereunder.

17. Condition of the Sublease Premises. Subject to any fit-up work to be performed by Prime Landlord under the Prime Lease with regard to the Sublease Premises (including any replacement of any loose or damaged floor tiles and any damaged or discolored ceiling tiles), and to any preparation work to be performed by Sublandlord as specifically provided in Exhibit B attached hereto, Subtenant acknowledges that it has examined and inspected the Sublease Premises and is fully familiar with the physical condition thereof, and agrees to accept and take possession of the Sublease Premises "as is". Subtenant further acknowledges that, as an occupant of the Complex, it is generally familiar with the condition of the Complex, including, without limitation, the conditions listed as Exhibit N of the Prime Lease. Sublandlord does not make any representation or warranty as to the physical condition of the Sublease Premises or Complex, the use to which the Sublease Premises or Complex may be put or any other matter or thing affecting or relating to the Sublease Premises except as specifically set forth in this Sublease. Notwithstanding the immediately preceding sentence, Sublandlord and Subtenant each represents to the other that, to the best of their respective knowledge, Prime Landlord's representations made in Article 41 and Section 36.03(a) of the Prime Lease are true and accurate as of the date hereof. Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Sublease Premises for Subtenant's occupancy, except as may be specifically provided in Exhibit B. Subtenant acknowledges that it presently occupies, and has been in occupancy of, portions of the Sublease Premises.

18. Consents. If, as required by the terms of this Sublease, Subtenant seeks Sublandlord's consent or approval, Sublandlord's refusal to grant such consent or approval shall be deemed reasonable if Sublandlord is required under the Prime Lease to obtain such consent or approval of Prime Landlord and Prime Landlord has refused or failed to grant such consent or approval. Sublandlord agrees to forward any such good faith, reasonable request for Prime Landlord's consent or approval to Prime Landlord promptly after receipt therefor from Subtenant. The provisions of this Article shall not be construed to limit the grounds on which Sublandlord may refuse to grant consent or approval in any instance.

19. Cleaning/Maintenance and Security. Subject to and in accordance with the terms of the Prime Lease, Subtenant shall receive Prime Landlord's cleaning, maintenance and security services to the Sublease Premises.

20. Assignment and Subletting.

     20.1. Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not directly or indirectly assign, mortgage or encumber this Sublease, nor underlet, or suffer or permit the Sublease Premises or any part thereof to be used by any other parties.

     20.2. Notwithstanding anything to the contrary contained in Section 20.1, Subtenant shall have the right, subject to the prior written consent of Sublandlord, in each instance, which consent shall not be unreasonably withheld, and the prior written consent of Prime Landlord, in each instance, (i) to assign this Sublease or sublet a portion of the Sublease Premises to a "related corporation" of Subtenant, as such term is defined in the Prime Lease or (ii) to assign this Sublease to any corporation which is a successor to Subtenant by merger or consolidation, unless the principal purpose of such merger or consolidation is the acquisition of Subtenant's interest in this Sublease, provided in each instance that the Sublease Premises shall not be divided. Subtenant shall, within ten (10) days after execution thereof, deliver to Sublandlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Sublandlord, duly executed by Subtenant,
(b) an instrument in form and substance reasonably satisfactory to Sublandlord, duly executed by the assignee, in which such assignee shall individually assume the observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed and (c) any instrument required by Prime Landlord in connection with its consent to such transaction, if granted. Except as set forth above, a transfer of a controlling interest in the shares of Subtenant at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of this Article 20, including, without limitation, the requirement that Subtenant obtain Sublandlord's and Prime Landlord's prior consents thereto. The transfer of shares of Subtenant for purposes of this
Section 20.2 shall not include the sale of shares by persons other than those deemed 'insiders' within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the 'over-the-counter market' or through any recognized stock exchange.

     20.3. Nothwithstanding any assignment and assumption of the obligations of Subtenant hereunder, whether or not the consent of Sublandlord has been obtained, Subtenant herein named, and each immediate or remote successor in interest of Subtenant herein named, shall remain liable jointly and severally (as a primary obligor) with Subtenant's assignee and all subsequent assignees (as permitted hereunder) for the performance of Subtenant's obligations under this Sublease, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Sublandlord for all acts and omissions on the part of any such assignee.

     20.4. The consent by Sublandlord to any subletting or assignment shall not relieve Subtenant from obtaining the express consent in writing of Sublandlord and Prime Landlord to any other or further subletting or assignment nor shall any subletting or assignment release Subtenant's obligations hereunder.

     20.5. If Subtenant's interest in this Sublease be assigned, Sublandlord may collect rent from the assignee and apply the net amount collected to the Fixed Rent and Escalation Rent herein reserved, but no such assignment or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee as Subtenant, or a release of Subtenant from the further observance or performance by Subtenant of all of the covenants, conditions, terms and provisions on the part of Subtenant to be performed or observed hereunder.

     20.6. Subtenant agrees that it shall be liable for the reimbursement of all of Sublandlord's and Prime Landlord's expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the review, processing and/or acceptance or rejection, as the case may be, of any Subtenant request to sublet the Sublease Premises or assign the Sublease.

     20.7. Nothwithstanding anything to the contrary herein, Sublandlord shall have the right, to be exercised by written notice to Subtenant given within thirty (30) days after Sublandlord's receipt of written notice of any desire or proposal to sublet the Sublease Premises or transfer or assign this Sublease, to recapture all or those portion(s) of the Sublease Premises affected by such proposal, and to terminate this Sublease with respect to same.

     20.8. Sublandlord shall have the right to 100% of any and all profits arising from any subleases or assignments by Subtenant or by any parties holding by or under Subtenant.

21. Brokerage. Sublandlord and Subtenant represent and warrant to each other that they have dealt with no brokers in connection with this Sublease. Sublandlord and Subtenant each agrees to indemnify and hold harmless the other from and against all loss, cost, liability and expense (including, but not limited to, attorneys fees and disbursements) arising out of the breach of the representation and warranty made by such party in this Article. In the event any claim shall be made by any such other broker with whom Sublandlord has not dealt who shall claim to have negotiated this Sublease on behalf of Subtenant or to have introduced Subtenant to Sublandlord, Subtenant shall defend any such action by counsel selected by Subtenant and approved by Sublandlord.

22. Surrender. On the Expiration Date or upon the sooner termination of this Sublease, Subtenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Sublease Premises to Sublandlord 'broom clean' and in good order, condition and repair except for ordinary wear and tear and damage by fire or other casualty. Subject to the terms of the Prime Lease, Subtenant shall retain title to, including the right to remove from the Sublease Premises at any time during the Term hereof, any movable trade fixtures or equipment paid for and installed by Subtenant (without contribution by either Sublandlord or Prime Landlord) used in Subtenant's business which are not necessary for the structural integrity of the Silicones Building or the operation of any building, mechanical or utility systems or equipment. Upon the expiration or sooner termination of this Sublease, Subtenant shall, at its sole cost and expense, remove all personal property and any movable trade fixtures or equipment belonging to Subtenant which it is permitted to move pursuant to this Section, provided, however, that in each instance Subtenant repairs any damage to the Sublease Premises or the Silicones Building due to the installation or removal of such property. Any trade fixtures, equipment or other property of Subtenant remaining at the Sublease Premises after the expiration of this Sublease shall be deemed abandoned and may be removed or otherwise disposed of by Sublandlord without any notice, liability or obligation to Subtenant, but Subtenant shall remain liable to reimburse Sublandlord for the cost of performing any such work, said reimbursement to be made within ten (10) days after Sublandlord submits bills therefor. Subtenant agrees to indemnify, defend and save Sublandlord harmless from and against any and all loss, cost, expense or liability resulting from the failure of, or the delay by, Subtenant in so surrendering the Sublease Premises, including,without limitation, any claims made by Prime Landlord or any succeeding Subtenant founded on such failure or delay.

23. Notices. Notices and other communications desired or required to be given hereunder shall be in writing and shall be given or made by personal delivery on a business day or by certified or registered mail, return receipt requested (or by reputable, overnight express courier, such as Federal Express or UPS), addressed, in the case of Sublandlord, to the address set forth on the first page of this Sublease, to the attention of General Counsel, and, in the case of Subtenant, to the Sublease Premises to the attention of Robert A. McKinney, or to any other party(ies)) or address(es) which either party may hereafter designate respectively for such purpose by a written notice. Copies of any notices to Sublandlord shall likewise be sent to: Dr. E.L. Jarrett, Vice President, Research and Development, OrganoSilicones Group, Witco Corporation, 771 Old Saw Mill River Road, Tarrytown, New York 10591-6728, until further notice from Sublandlord.

24. No Waivers. Failure by Sublandlord or Subtenant in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord or Subtenant, as the case may be, of any of the other party's defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the other party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Fixed Rent and Escalation Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

25. Miscellaneous.

     25.1. The terms of this Sublease may not be changed or otherwise modified except by an instrument in writing signed by each of the parties hereto.

     25.2. The parties confirm Prime Landlord's consent to this Sublease pursuant to Section 8.01 of the Prime Lease. This Sublease is conditioned upon receipt of any consent required under a Superior Mortgage, to the extent not already given under or pursuant to or in connection with the Prime Lease. Sublandlord and Subtenant agree to cooperate with each other in order to obtain such consent(s), if applicable. Sublandlord may cancel this Sublease by written notice given to Subtenant at any time after the expiration of forty-five (45) days after the date of this Sublease, if applicable, if such consent(s), has/have not been obtained but prior to the granting of such required consent(s). Upon such cancellation, Sublandlord shall refund to Subtenant any Rental paid in advance by Subtenant hereunder.

     25.3. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto with respect to the subject matter of this Sublease are merged in this Sublease (including the Exhibits attached hereto and made a part hereof), which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease. This Sublease shall not be binding on Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed counterpart of this Sublease to Subtenant.

     25.4. As of the date hereof, Sublandlord represents that (a) the Prime Lease has been executed and delivered; and (b) Sublandlord has not received a notice of default under the Prime Lease.

     25.5. Sublandlord and Subtenant each represents that it has full right and power to execute and perform this Sublease, subject to the terms of the Prime Lease and consents of Prime Landlord (and any required Superior Mortgagee), if applicable.

      25.6. This Sublease shall insure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, as same are permitted hereunder.

     25.7. The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

     25.8. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

     25.9. Miscellaneous Services. Provided Subtenant is not in breach or default of its obligations under this Sublease, Sublandlord shall provide certain services to Subtenant and to various portions of the Sublease Premises on a periodic basis (but solely to the extent Sublandlord provides such services generally to the Premises) specified as follows: standard reception services to the lobby of the Silicones Building; standard air balancing services; standard fire extinguisher inspection and maintenance; standard safety shower and eyewash station maintenance; periodic, standard painting maintenance; standard plumbing and electrical maintenance; standard, initial changing of certain lock mechanisms; and making available, on a non-exclusive basis, a certain receiving area in the Silicones Building or Building 771 (or alternatively, at Sublandlord's option, pursuant to separate agreement with Subtenant, certain standard shipping and receiving services); provided, however, that Sublandlord shall have no obligation to provide any of the aforesaid services above and beyond the levels to which Sublandlord provides such services to its own business operations; and provided further, that Subtenant pays Sublandlord's standard charges for providing such services as and when billed as Additional Rent, said charges to be based on Sublandlord's actual cost, without profit or markup.

     25.10. Parking. Subject to and in accordance with the terms of the Prime Lease, Sublandlords shall provide Subtenant with twenty-two (22) unreserved, outside parking spaces, plus an additional seven (7) reserved, outside parking spaces, out of Sublandlord parking space allowance under the Prime Lease. A diagram of the general location of such parking space area(s) is attached as Exhibit C hereto.

     25.11. Relocation and Substitution. Notwithstanding anything to the contrary contained in this Sublease, if Sublandlord shall be requested to relocate any portions of the Premises pursuant to the Prime lease, Sublandlord shall have the right, at its option and upon at least ninety (90) days prior notice to Subtenant, to relocate portion(s) of Subtenant's business operations from the Sublease Premises to reasonably equivalent space elsewhere in the Silicones Building. Sublandlord shall pay for Subtenant's reasonable, out-of-pocket costs incurred to move such operations to such substitute premises. The parties shall execute and deliver documentation, upon Sublandlord's written request, reasonably confirming such relocation and substitution.

     25.12. Drainage Agreement. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall, simultaneously with its execution and delivery of this Sublease, execute and deliver to Sublandlord that certain Drainage Agreement of even date herewith in the form of Exhibit D attached hereto and made a part hereof.

     IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first above set forth.

PROGENICS PHARMACEUTICALS,                     WITCO CORPORATION, Sublandlord
INC., Subtenant

By: Robert A. McKinney                         By: David N. Verner
    ------------------------                       ----------------------
    Name: Robert A. McKinney                       Name: David N. Verner
    Title: Vice President                          Group Vice President


STATE OF CONNECTICUT   )
                       ) ss: GREENWICH
COUNTY OF FAIRFIELD    )


     On this 27th day of January, 1998, before me personally came David N. Verner, to me known, who, being by me duly sworn, did say that (s)he resides at _______________ that (s)he is the Group V.P. of WITCO CORPORATION, the corporation described in and which executed the foregoing instrument; and that
(s)he signed his/her name thereto by order of the board of directors of said corporation.

                                                      Giu A. Matuer
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires May 31, 1998

STATE OF NEW YORK      )
                       ) ss:
COUNTY OF WESTCHESTER  )

     On this 27th day of January, 1998, before me personally came
_______________,to me known, who, being by me duly sworn, did say that (s)he resides at _______________ that (s)he is the _______________of PROGENICS PHARMACEUTICALS, INC., the corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the board of directors of said corporation.

                                                       Gladys Leiva
                                          --------------------------------------
                                           Notary Public

                                                       GLADYS LEIVA
                                             Notary Public, State of New York
                                                       No. 4895173
                                             Qualified in Westchester County
                                             Commission Expires May 18, 1999

                               Exhibit A
                          Subtenant Premises

                               [GRAPHIC]

                               Exhibit A
                          Subtenant Premises

                               [GRAPHIC]

                                 Exhibit B

              [Sublease Premises Fit-up Work by Sublandlord]

Subject to any delays or conditions beyond Sublandlord's reasonable control, Sublandlord agrees to provide, promptly following the Commencement Date, the following work to the Sublease Premises:

1. Sublandlord shall repaint the interior painted walls of the Sublease Premises with a single coat of Sublandlord's Building-standard paint in areas (and with a color) to be mutually agreed to by the parties.

     Subtenant shall reasonably cooperate with Sublandlord and Sublandlord's contractors and subcontractors in connection with Sublandlord's performance of such work, and Subtenant shall, at Subtenant's cost and expense, coordinate and perform the moving of any furniture, equipment and personalty within the Sublease Premises to accommodate such painting. Subtenant acknowledges that Sublandlord's work herein may be performed during Subtenant's occupancy of the Sublease Premises, and in no event shall Sublandlord be required to use overtime labor in connection with such work unless Subtenant pays for same.

                            PARKING AREA

                              Exhibit C

                              [GRAPHIC]

                                   Exhibit D
                              [Drainage Agreement]

                               WITCO CORPORATION
                               ONE AMERICAN LANE
                       GREENWICH, CONNECTICUT 06831-2559

                          Dated as of January 1, 1998

Progenics Pharmaceuticals, Inc.
The Landmark at Eastview
777 Old Saw Mill River Road
Tarrytown, New York 10591-6705

          Re: Agreement between Witco Corporation ('Witco') and Progenics
              Pharmaceuticals, Inc. ('Progenics'), concerning a certain shared septic and drainage system (collectively, the 'Drainage System') located at that certain office complex (the 'Complex') known as The Landmark at Eastview, in Tarrytown, New York

Ladies and Gentlemen:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Witco and Progenics, intending to be legally bound hereby, hereby agree as follows, effective as of the date hereof:

     1. Background. Witco and Progenics each hereby respectively acknowledges that: (a) Progenics and Witco are tenants at the Complex; (b) Progenics discharges wastewater into the Drainage System at the Complex; (c) Union Carbide Corporation (and/or its subsidiary(ies) or affiliate(s) (herein, 'Carbide')) has been the holder of a certain Wastewater Discharge Permit No. 3927, dated May 15, 1987, issued by the County of Westchester, Department of Environmental Facilities (said Permit, and any amendments, modifications, extensions and replacements thereof, collectively, the 'Discharge Permit'); and (d) Witco will now become the holder of such Discharge Permit; (e) as an inducement for Witco to become the holder of the Discharge Permit and as a condition precedent to permit Progenics to continue to discharge its wastewater into the Drainage System, Witco and Progenics hereby agree to the terms of this Agreement, which

Agreement is based on similar terms in previous agreements between Carbide and Witco, and Carbide and Progenics, respectively.

     2. Term; Mutual Termination. The term of this Agreement (the 'Term') shall commence as of January 1, 1998 (the 'Commencement Date') and shall continue through and expire on December 31, 2007 (the 'Expiration Date'), unless sooner terminated as specifically provided herein or by operation of law. Each party hereto shall have the right to terminate this Agreement upon at least sixty (60) days prior written notice to the other party (which notice specifies such effective termination date), provided that such terminating party is not in default hereunder, and further provided, that such terminating party shall remain liable for all of its unperformed covenants and obligations under this Agreement accruing up to and including the date of such early termination. Notwithstanding the foregoing, upon the expiration or termination of this Agreement, Progenic's rights to further discharge into such Drainage System shall simultaneously cease and terminate.

     3. Drainage System Provisions.

        (a) Progenics hereby agrees to indemnify, defend and hold Witco harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) due to any violation of this Agreement by Progenics or Progenic's agents, employees, contractors, licensees or invitees.

        (b) Progenics shall not treat, recycle, store, bury or dispose of upon any portion of the Complex any hazardous or toxic substances, materials or wastes, as determined pursuant to Federal, State or local statutes, ordinances, laws, rules or regulations.

        (c) Subject to receipt of any necessary governmental approvals, Progenics shall have the right to discharge through the Drainage System lawful laboratory wastes generated in its research and development activities performed at the Complex which are of similar character and quantity to those lawful laboratory wastes generated in the research development activities carried out by Progenics within the previous five (5) years.

        (d) Notwithstanding the foregoing, Progenics shall not dispose of, through the Drainage System or otherwise (i) any hazardous or toxic substances, materials or wastes, as determined pursuant to Federal, State or local statutes, ordinances, laws, rules or regulations, which violate any governmental restrictions imposed upon the Complex or Witco or the owner of the Complex, or which Witco or the owner of the Complex reasonably determines to be harmful to the Drainage System, and (ii) any wastes except in accordance with the restrictions and limitations set forth in the Discharge Permit.

                       (c) Any costs, claims, losses or penalties with respect to the violation of the Discharge Permit which are attributable to Progenics or Progenic's agents, employees, contractors, licenses or invitees shall be borne entirely by Progenics. The parties agree that it may be possible to determine which parties disposing of wastewater through the Drainage System is responsible for a violation. In such event, Progenics agrees to pay its proportionate share of the amount equal to the costs, claims, losses and/or penalties incurred (based on the number of parties discharging through the outfall in question of the Complex Drainage System, and such parties' relevant square footage of Complex space under lease, sublease and/or license.)

                       (f) Progenics shall not produce any chemicals for commercial purposes (i.e., routine production for sale) upon any portions of the Complex and shall maintain in place at all times such procedures as may be required to remove from the Complex any chemicals produced thereon in a manner which complies with all applicable governmental statutes, ordinances, laws, rules and regulations.

                       (g) Without thereby establishing minimum standards for Progenic's business at the Complex, Progenics shall comply in its occupation and use of space at the Complex with any and all reasonable health, safety of operating regulations established by Witco or the owner of the Complex and applicable as well to other tenants at the Complex.

          4. Notices. Any notice or other communication required or given hereunder shall be in writing and sent to the relevant address set forth above (or to such other addressess as the parties may respectively designate by notice given in accordance with this Section) and shall be delivered personally or sent by reputable, overnight courier service or by certified mail, postage prepaid, return receipt requested, and shall be deemed given when so delivered personally or when indicated to have been delivered by signed receipt for such overnight or certified mail. Copies of any notices sent to Witco shall simultaneously be sent to Dr. E.L. Jarrett, Witco Corporation, OrganoSilicones Group, Research and Development Department, 771 Old Saw Mill River Road, Tarrytown, New York, 10591.

          5. Miscellaneous. This Agreement shall bind and enure to the benefit of the parties hereto and their respective successors and assigns. This Agreement represents the final and complete agreement between the parties concerning the subject matters set forth herein, and this Agreement may not be changed except by a writing signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto represents and warrants to the other that it is the full right, power and authority to execute and deliver this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not be binding on Witco unless and until Witco receives an executed counterpart of this Agreement from Progenics and Witco signs the signature provision on this Agreement and returns a fully executed counterpart of this Agreement to Progenics.

          If the foregoing terms accurately reflect the agreement between the parties hereto and meets with your approval, kindly have this Agreement signed and returned to us at your earliest convenience. We will then have the Agreement reviewed and, if acceptable, countersigned on behalf of Witco and return to you a fully executed counterpart for your files.

                                       Sincerely,

                                       Dr. E.L. Jarrett
                                       Witco Corporation
                                       OrganoSilicones Group
                                       Vice President, Research and Development

          Agreed to and accepted as of January 1, 1998:

                                       WITCO CORPORATION

                                       By ___________________________________
                                         Name _______________________________
                                         Its________________, duly authorized

                                       PROGENICS PHARMACEUTICALS, INC.

                                       By ___________________________________
                                         Name _______________________________
                                         Its________________, duly authorized